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                                   AGREEMENT

    This Agreement is entered into this __ day of March, 1998, between PENNACO ENERGY. INC., whose address is 3651 Lydell Road, Suite A, Las Vegas, Nevada 89103 (hereinafter referred to as "Pennaco"), and HIGH PLAINS ASSOCIATES, INC., whose address is 1557 Ogden Street, Suite 300, Denver, Colorado 80218 (hereinafter referred to as "High Plains").

                                  RECITALS

1. Pennaco and High Plains entered into a Mineral Lease Purchase Agreement dated February 23, 1998 (hereinafter referred to as "Mineral Lease Purchase Agreement").

2. Louis A. Oswald, III, and Crystal H. Oswald (collectively, the "Oswalds") and High Plains entered into an Agreement with Randall Taylor, d/b/a Taylor Oil Properties dated January 23, 1998 (hereinafter referred to a the "Taylor Agreement."). The Taylor Agreement is attached as Exhibit "A" to Attachment I hereto.

3. Under the provisions of the Taylor Agreement, High Plains has an option to acquire oil and gas leases in the North Powder Prospect, Sheridan County, Wyoming, and Powder River County, Montana, pursuant to the terms and provisions of the Taylor Agreement.

4. Pursuant to the terms of the Mineral Lease Purchase Agreement, Pennaco desires to take an assignment of High Plains' option rights under the Taylor Agreement, exercise the option, close the transaction, and receive an assignment of the oil and gas leases which are subject to Taylor Agreement.

    Now, therefore, for an in consideration of this agreement, and the covenants and provisions herein contained, Pennaco and High Plains agree as follows:

    1. ASSIGNMENT OF OPTION. Oswalds and High Plains shall execute and deliver to Pennaco the Assignment of Option and Exercise of Option attached hereto as Attachment I. Pennaco shall execute that portion of this document which exercises the option to purchase the leases subject to the Taylor Agreement.

    2. EXERCISE OF OPTION. On or before the option deadline 10:00 a.m. on March 7, 1998, High Plains shall provide Taylor with a copy of the fully executed copy of Attachment I. Pennaco agrees and understands that upon delivering such document to Taylor, that Pennaco shall be contractually obligated to close the purchase transaction contemplated by the Taylor Agreement on the closing date of May 20, 1998, but subject to the terms and provisions of the Taylor Agreement.

    3. ASSUMPTION OF LIABILITY; INDEMNITY. Pennaco herewith assumes any and all of the liabilities of High Plains and/or the Oswalds, and their respective successors and assigns, under the Taylor Agreement. Pennaco herewith agrees to indemnify and hold High Plains and the Oswalds harmless from any costs, claims or liabilities arising under or related to the Taylor Agreement,

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including any and all claims arising out of any alleged, asserted, or proven breaches thereof by Pennaco, specifically including by way of example any claims or damages relating to failure to close or failure to pay the full consideration required for the assets. The foregoing assumption and indemnity shall extend to court costs and reasonable attorneys' fees, and shall be liberally construed so that the entirety of any legal risk associated with or arising out of the buyers nonperformance under the Taylor Agreement is borne solely by Pennaco.

    4. ASSIGNMENTS. As contemplated by Attachment I, High Plains shall continue to assist in closing the transaction with Taylor on behalf of Pennaco, by providing land and/or title review due diligence services to Pennaco at its normal billing rate. To the extent that Taylor allows, High Plains shall assist in the preparation of assignment documents for closing with Taylor. Assignments shall be made into the name of High Plains. Closing funds shall be provided by Pennaco and paid directly to Taylor. The closing settlement statement shall be approved by Pennaco. Upon taking possession of the assignments at closing with Taylor and payment to High Plains of it out of-pocket expenses and third party or contract fees and expenses at its standard rates, High Plains shall assign, using appropriate state or federal assignment forms, all of its right, title, and interest in and to the leases acquired from Taylor pursuant to the Taylor Agreement, reserving in said assignment, unto High Plains an overriding royalty interest as set forth in Paragraph V.I. of the Mineral Lease Purchase Agreement.

    5. EFFECT OF THIS AGREEMENT. The foregoing represents the entire agreement of the parties as to Pennaco's participation in the acquisition of the leases subject to the Taylor Agreement through High Plains. Except as specifically modified herein, the Mineral Lease and Purchase Agreement shall apply to the Taylor leases and the Taylor Agreement; provided, however the provisions of Paragraphs VII.3 and VII.5 to the Mineral Lease Purchase Agreement shall not apply to the transaction contemplated hereby. The sole consideration to be paid to High Plains for the assignment of its rights under the Taylor Agreement shall be overriding royalty interest which is reserved to High Plains under paragraph 4, above, and the retention of High Plains to provide land, title and due diligence services in connection with this transaction.

DATED the date first above written.


                                    HIGH PLAINS ASSOCIATES, INC.

                                    By: /s/ Louis A. Oswald, III
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                                    LOUIS A. OSWALD, III, as President

                                    PENNACO ENERGY, INC.

                                    By: /s/ [ILLEGIBLE]
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                                    Its: Sr. Vice President
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